Exhibit 10.5

MASTER MANAGEMENT AGREEMENT

This Agreement is entered into on April 1, 2026 by and between:

(1)	SMART POINTER LOGISTICS WAREHOUSE LIMITED, a company incorporated under the laws of Hong Kong with its registered office at Smart Pointer Logistics Centre, No. 19-21 Wing Kin Road, Kwai Chung, New Territories, Hong Kong (“Party A”); and

(2)	ACTION TREND LIMITED, a company incorporated under the laws of Hong Kong with its registered office at 12/F, Smart Pointer Logistics Centre, No. 19-21 Wing Kin Road, Kwai Chung, Hong Kong (“Party B”).

Each of Party A and Party B is referred to as a “Party” and collectively as the “Parties”.

WHEREAS

(A)	Party A desires to engage Party B to provide management services in the nature of (i) outsourced accounting and administrative functions; (ii) logistics and warehousing services; and (iii) leasing of transportation vehicles, including trucks and vans;

(B)	Party B agrees to provide such services to Party A on an arm's length basis in consideration of management fees;

(C)	Each of Party A and Party B confirms that this Agreement was entered into in the ordinary and usual course of business, on normal commercial terms and on terms no less favorable to Party B than the terms offered by Party B to its other independent customers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: In this Agreement, including its recitals, unless the context otherwise defined, the following words and expressions have the following meanings:

this “Agreement”	means this Master Management Agreement as amended from time to time.

“Business Day”	means a day (other than a Saturday, Sunday or public holiday) on which licensed banks are open for business in Hong Kong throughout their normal business hours;

“Confidential Information”	means information disclosed by the disclosing Party to the receiving Party which the disclosing Party in good faith considers as confidential information which may include but is not limited to confidential and proprietary information, trade secrets and know-how in relation to the clients, business or affairs of the disclosing Party, which includes information disclosed in any form, including oral, written, or electronic;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong; and

“Month”	means calendar month; and

“Services”	means the services set out in Clause 2.1, to be provided by Party B to Party A.

1.2	Interpretation: In this Agreement, including its recitals, unless the context otherwise defined:

(A)	any reference to the Parties shall include their respective permitted assignees and successors;

(B)	any reference to Recitals and Clauses is a reference to the recitals and clauses of this Agreement;

(C)	the Recitals form part of this Agreement and shall be construed as part thereof and shall have the same full force and effect as if expressly set out in the main body of this Agreement;

(D)	any reference to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time;

(E)	headings are inserted for convenience only and shall be ignored in construing this Agreement;

(F)	the singular includes the plural and vice versa, words importing gender or the neuter include both genders and the neuter;

(G)	any reference to dates or times is a reference to a date or time in Hong Kong;

(H)	any reference to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, all forms of governmental body or authority, or any association or partnership (whether or not having a separate legal personality) of two or more of the foregoing;

(I)	any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as it may have been, or may be, amended, varied, novated or supplemented;

(J)	any reference to a document being “in the agreed terms” means documents in the terms agreed between the Parties and, for the purpose of identification, signed by them or on their behalf, or such document in such other terms as may be agreed in writing by the Parties from time to time in substitution for or in variation of such document;

(K)	the rule known as the ejusdem generis rule shall not apply. Accordingly general words introduced or followed by the word “other” or “including” or “in particular” shall not be given a restrictive meaning because they are followed by particular examples intended to fall within the meaning of the general words; and

(L)	all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

2.	SERVICES

2.1	Scope of Services. Party B agrees to provide Party A with the following services:

(a)	Outsourced, accounting and administrative functions;

(b)	Logistics and warehousing services; and

(c)	Leasing of transportation vehicles, including trucks and vans.

2.2	Standards of Service. Party B shall perform the Services under this Agreement with due care, skill, and in accordance with industry standards.

3.	MANAGEMENT FEES

3.1	Basis for Determination. The management fees payable by Party A to Party B for the Services under this Agreement shall be determined on the basis of:

(a)	Market rates for similar services;

(b)	The volume and complexity of the Services provided; and

(c)	Any mutually agreed terms in writing between the Parties.

3.2	Payment Terms. Party A shall pay Party B the management fees in accordance with the payment schedule set out in Schedule 1. This payment schedule is subject to monthly revision based on the aforementioned determination basis and must be agreed between the Parties.

4.	TERM AND TERMINATION

4.1	Term. This Agreement shall commence on April 1, 2026 and continue for an initial term of 12 Months, unless terminated earlier in accordance with this Agreement.

4.2	Termination for Cause. Either Party may terminate this Agreement upon 1 Month written notice if the other Party breaches any material term of this Agreement and fails to remedy such breach within 1 Month of receiving written notice of the breach.

4.3	Termination for Convenience. Either Party may terminate this Agreement for convenience upon 1 Month written notice to the other Party.

5.	CONFIDENTIALITY

5.1	Confidential Information. Each Party agrees to keep the other Party’s Confidential Information strictly confidential and not to disclose it to any third party without the other Party’s prior written consent.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Mutual Representations. Each Party represents and warrants that:

(a)	It is duly incorporated and validly existing under the laws of Hong Kong, have the full power and authority to carry on their business and to enter into or perform this Agreement;

(b)	all applicable consents and licenses for the supply of the Services under this Agreement have been obtained and not withdrawn or revoked.

7.	FORCE MAJEURE

7.1	If the performance by either Party of any of its obligations under this Agreement or any part thereof is prevented, restricted or interfered with by any event or circumstance (whether arising from natural courses, human agency or otherwise) beyond the reasonable control of that Party which causes a cessation of performance or the substantial interference with the ability of that Party to perform its obligations under this Agreement including without limitation any strike, lock-out or other industrial action, labour dispute, riot, civil commotion, war, fire, flood or other acts of God or acts of Government, then the Party so affected shall upon giving written notice to the other Party be excused from such performance to the extent of such prevention, restriction or interference, PROVIDED THAT it shall use its best endeavours to resume performance of its obligations hereunder with the utmost despatch as soon as the cause of such prevention, restriction or interference is removed.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.2	Dispute Resolution. Any dispute arising out of or in connection with this Agreement shall first be resolved through good faith negotiations between the Parties. If the dispute cannot be resolved within 1 Month, it shall be submitted to arbitration in Hong Kong under the rules of the Hong Kong International Arbitration Centre (HKIAC).

9.	ENTIRE AGREEMENT

9.1	This Agreement (together with any document described in or expressed to be entered into in connection with this Agreement) constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, and communications, whether written or oral, between the Parties. It is agreed that:

(a)	no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other Party which is not expressly set out or referred to in this Agreement; and

(b)	except for any breach of an express representation or warranty under this Agreement, no Party shall have any claim or remedy under this Agreement in respect of misrepresentation or untrue statement made by any other Party, whether negligent or otherwise, and whether made prior to or after this Agreement, PROVIDED THAT this Clause shall not exclude liability for fraudulent misrepresentation.

10.	MISCELLANEOUS

10.1	Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party.

10.2	Notices. All notices or other communication to be given under this Agreement shall be in writing and may be delivered personally or by courier or by post to the addresses set out above or such other address as may be notified by either Party.

10.3	Time of Service. A notice shall be deemed to have been served:

(a)	if delivered personally or by courier, at the time of delivery; and

(b)	if posted, if to an addressee within the same country, two (2) Business Days (or if to an addressee in a different country, five (5) Business Days, when it shall be sent airmail) after the envelope containing the notice was delivered into the custody of the postal authorities.

10.4	Proof of Service. In proving service, it shall be sufficient to prove if personal delivery or courier delivery was made or if the envelope containing the notice was properly addressed and delivered into the custody of postal authorities authorised to accept the same.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Signed for and on behalf of

SMART POINTER LOGISTICS WAREHOUSE LIMITED

/s/ CHAN Ting Fo
CHAN Ting Fo

Director

Signed for and on behalf of

ACTION TREND LIMITED

/s/ CHAN Ting Fo
CHAN Ting Fo

Director